           As filed with the Securities and Exchange Commission
                        on May 7, 1997.
                                   Registration No. 333-26099
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                  WSFS FINANCIAL CORPORATION
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

          Delaware                             22-2866913
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                        838 Market Street
                   Wilmington, Delaware 19899
                        (302) 792-6000
-----------------------------------------------------------------
              (Address of Principal Executive Offices)

                    WSFS Financial Corporation
                      1997 Stock Option Plan
-----------------------------------------------------------------
                    (Full Title of the Plan)

Marvin N. Schoenhals, President   with copies to:    James C. Stewart, Esquire
WSFS Financial Corporation                           Daniel L. Hogans, Esquire
838 Market Street                          Housley Kantarian & Bronstein, P.C.
Wilmington, Delaware 19899                    1220 19th Street N.W., Suite 700
-----------------------------------                   Washington, D.C.  20036
(Name and Address of Agent For Service)

                        (302) 792-6000
----------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
===================================================================================
Title of                           Proposed Maximum   Proposed Maximum    Amount of
Securities to     Amount to be     Offering Price    Aggregate Offering Registration
be registered      registered        Per Share              Price            Fee
------------------------------------------------------------------------------------
Common Stock,
$.01 par value      625,000 (1)      $   (2)        $7,238,975 (2)     $2,913.63 (3)
=====================================================================================
(1) Maximum number of shares issuable under the WSFS Financial
    Corporation 1997 Stock Option Plan, as such amount may be
    increased in accordance with said plan in the event of a
    merger, consolidation, recapitalization or similar event
    involving the Registrant.
(2) The purpose of this Post-Effective Amendment No. 1 is to correct a computational error in the calculation of the
    maximum offering price, which is properly calculated herein.
    Under Rule 457(h) the registration fee may be calculated,
    inter alia, based upon the price at which the options may be exercised.  625,000 shares are being registered hereby, of which 16,400 are under option at a weighted average exercise price of $10.00  per share ($164,000 in the aggregate).  The remainder of such shares, which are not presently subject to option (608,600 shares), are being registered based upon the average of the high and low selling prices of the common
    stock of the Registrant as reported on the Nasdaq National
    Market on April 22, 1997 of $11.625 per share ($7,074,975 in the aggregate).  Therefore, the total amount of the offering being registered herein is $7,238,975.
(3) A fee of $2,202.31 was previously paid.
/TABLE

                       SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 5, 1997.
                         WSFS FINANCIAL CORPORATION

                         By:/s/ Marvin N. Schoenhals
                            ------------------------------
                            Marvin N. Schoenhals
                            President and Chief Executive Officer
                            (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                        Date
-----------                      -----                        -----
/s/ Marvin N. Schoenhals     Chairman, President, Chief      May 5, 1997
--------------------------   Executive Officer
Marvin N. Schoenhals         (Chief Executive Officer)


/s/ R. William Abbott        Executive Vice President and    May 5, 1997
--------------------------   Chief Financial Officer
R. William Abbott            (Chief Financial and Accounting Officer)

*                            Vice Chairman and Director      May __, 1997
--------------------------
Charles G. Cheleden

*                            Director                        May __, 1997
--------------------------
Joseph R. Julian

*                            Director                        May __, 1997
--------------------------
David E. Hollowell

*                            Director                        May __, 1997
--------------------------
Thomas P. Preston
                             Director                        May __, 1997
--------------------------
Michele M. Rollins
                             Director                        May __, 1997
-------------------------
Claibourne D. Smith

*                            Director                        May __, 1997
--------------------------
R. Ted Weschler

__________________________   Director                        May __, 1997
Dale E. Wolf

* By: /s/ Marvin N. Schoenhals
      ------------------------
      Marvin N. Schoenhals
      Attorney-in-Fact